Exhibit No. EX-99(a)(4)

                             ARTICLES SUPPLEMENTARY
                                       TO
          ARTICLES OF AMENDMENT AND RESTATEMENT OF CHARTER, AS AMENDED
                                       OF
                         THE NOAH INVESTMENT GROUP, INC.

         THE NOAH INVESTMENT GROUP, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter called the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland, in accordance with the requirements of
Section 2-208.1 of Maryland General Corporation Law that:

         FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

         SECOND: The Corporation has authority to issue Five Hundred Million (500,000,000) shares of common stock of the Corporation, having a par value of $0.001 per share and having an aggregate par value of Five Hundred Thousand Dollars ($500,000). The Board of Directors of the Corporation (the "Board") allocated One Hundred Million (100,000,000) shares of common stock (par value $0.001) to its existing class, the "NOAH FUND Large-Cap Growth Portfolio -- Class A" series.

         THIRD: At a regular meeting of the Board held on August 14, 2002, the Board of Directors of the Corporation (the "Board") adopted a resolution classifying and allocating a total of Fifty Million (50,000,000) shares of unallocated and unissued common stock (par value $0.001 per share) to a new class of common stock designated as "NOAH FUND Select Value Equity Portfolio -- Class A" series.

         FOURTH: At a regular meeting of the Board held on August 14, 2002, the Board of Directors of the Corporation (the "Board") adopted a resolution classifying and allocating a total of Fifty Million (50,000,000) shares of unallocated and unissued common stock (par value $0.001 per share) to a new class of common stock designated as "NOAH FUND Select Value Equity & Income Portfolio -- Class A" series.

         FIFTH: At a regular meeting of the Board held on August 14, 2002, the Board of Directors of the Corporation (the "Board") adopted a resolution classifying and allocating a total of Fifty Million (50,000,000) shares of unallocated and unissued common stock (par value $0.001 per share) to a new class of common stock designated as "NOAH FUND Fixed Income Portfolio -- Class A" series.

         SIXTH: At a regular meeting of the Board held on August 14, 2002, the Board of Directors of the Corporation (the "Board") adopted a resolution classifying and allocating a total of Fifty Million (50,000,000) shares of unallocated and unissued common stock (par value $0.001 per share) to a new class of common stock designated as "NOAH FUND Global Precious Metals Portfolio -- Class A" series.

         SEVENTH: At a regular meeting of the Board held on August 14, 2002, the Board of Directors of the Corporation (the "Board") adopted a resolution classifying and allocating a total of Fifty Million (50,000,000) shares of unallocated and unissued common stock (par value $0.001 per share) to a new class of common stock designated as "NOAH FUND 4 Kids Portfolio -- Class A" series.

         EIGHTH: Following the aforesaid classification and allocation, the total number of shares of stock which the Corporation is authorized to issue is Five Hundred Million (500,000,000) shares of common stock of the Corporation with a par value of $0.001 per share and an aggregate par value of Five Hundred Thousand Dollars ($500,000), and the allocation of shares of common stock, par value $0.001 per share, to each of the five classes (each a "series") is as follows:

                                                                Number of Shares of Common
                                                             Stock (par value $0.001 per share)
                  Series Designation                                     Allocated
                  ------------------                                     ---------
   NOAH FUND Large-Cap Growth Portfolio -- Class A                      100,000,000
   NOAH FUND Select Value Equity Portfolio -- Class A                    50,000,000
   NOAH FUND Select Value Equity & Income Portfolio -- Class A           50,000,000
   NOAH FUND Fixed Income Portfolio -- Class A                           50,000,000
   NOAH FUND Global Precious Metals Portfolio -- Class A                 50,000,000
   NOAH FUND 4 Kids Portfolio - Class A                                  50,000,000

         NINTH: The shares of common stock allocated and classified as described above shall have all the rights and privileges as set forth in the Corporation's Articles of Amendment and Restatement of Charter, as amended, including such priority in the assets and liabilities of such series as may be provided in such Articles.

         IN WITNESS WHEREOF, The Noah Investment Group, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Assistant Secretary on August 14, 2002.

         Attest:                                The Noah Investment Group, Inc.



         By /s/ Theresa M. McNamee              By /s/ William L. Van Alen, Jr.
            ------------------------               -----------------------------
         Name:  Theresa M. McNamee              Name:  William L. Van Alen, Jr.
         Title: Assistant Secretary             Title: President


         THE UNDERSIGNED, President of The Noah Investment Group, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary to the Articles of Amendment and Restatement of Charter, as amended, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles Supplementary to the Articles of Amendment and Restatement of Charter, as amended, to be the corporate act of the Corporation and further hereby certifies that, to the best of his knowledge, information and belief, the matters set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.



                                                /s/ William L. Van Alen, Jr.
                                                --------------------------------
                                                Name:  William L. Van Alen, Jr.
                                                Title: President


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